SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report: July 16, 2007

Citizens South Banking Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	0-23971	54-2069979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

519 South New Hope Road, Gastonia, North Carolina		28054-4040
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: 704-868-5200

Item 2.02   Results of Operations and Financial Condition

On July 16, 2007, Citizens South Banking Corporation issued a press release to announce its results of operations for the three and six month periods ended June 30, 2007 and 2006. The text of the press release and related financial supplements are included as Exhibit 99.1 to this report. The information included in the text and financial supplements of the press releases is considered to be “furnished” under the Securities Exchange Act of 1934. The Company will include final financial statements and additional analyses for the three and six month periods ended June 30, 2007 and 2006, as part of its Form 10-Q covering that period.

Item 9.01   Financial Statements and Exhibits

(d)	Exhibits

99.1	Earnings Press Release of Citizens South Banking Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CITIZENS SOUTH BANKING CORPORATION

DATE: July 17, 2007	By:	/s/ Kim S. Price
Kim S. Price
President and Chief Executive Officer

By:	/s/ Gary F. Hoskins
Gary F. Hoskins
Chief Financial Officer

EXHIBIT INDEX

99.1	Earnings Press Release of Citizens South Banking Corporation